Exhibit 10.24
Employment Agreement with Maureen M. Bufalino

                              EMPLOYMENT AGREEMENT

      Agreement made this 9th day of January, 2006, by and between Omega Financial Corporation, a financial holding company organized under the laws of the Commonwealth of Pennsylvania ("Bank") and Maureen Bufalino, an individual ("Bufalino").

BACKGROUND

      Bufalino is currently employed by the Bank in the position of Regional President. Effective January 16, 2006, Bufalino has decided to relinquish her full-time role as Regional President, at which time she will remain as a Consultant with the Corporate Title of Regional President. The Bank desires to retain the services of Bufalino pursuant to the provisions of this Agreement, to which Bufalino is agreeable.

      NOW, THEREOF, in consideration of the mutual covenants and agreements herein contained, and intended to be legally bound hereby, the parties agree as follows:

      1. Duties. During the Term (as hereafter defined), Bufalino shall be used as necessary to assist with business development. She will remain on the Board of Directors of Omega Bank and Omega Financial Corporation for the term of her last election, with re-election subject to Board governance. During the Term, Bufalino shall act in the best interest of the Bank and Omega's other subsidiaries and use her best efforts to promote the profitable growth of the Bank and Omega's other subsidiaries.

      2. Term. The term of this Agreement shall commence on January 16, 2006 and ending on the earliest of the following dates (hereafter called the "Term"): (a) the date Bufalino dies or becomes permanently disabled (i.e., upon her failure to render services of the character which she had previously rendered to the Bank, because of her physical or mental illness or other incapacity beyond her control;
            (b) termination of Bufalino's employment with the Bank for cause (as hereinafter defined); (c) termination of Bufalino's employment without cause (in which case Bufalino shall be entitled to severance payments as described in Section 4(b) hereof); (d) mutual agreement of the Bank and Bufalino; or (e) on January 15, 2007. For purposes of this Agreement, the term "cause" shall mean (i) indictment or conviction of Bufalino for any felony; or (ii) a request by any bank regulatory authority for Bufalino's dismissal due to her violation of any banking laws or regulations; or (iii) dereliction of duty, gross negligence, insubordination, disparagement of the Bank or its products or services, substance abuse, fraud, misconduct or disclosure of confidential information; or (iv) Bufalino's failure or refusal to comply with the written policies or directives of the Bank's Board of Directions, provided Bufalino fails to cure such non-compliance within five days after receiving written notice from the Bank's Board of Directors specifying such non-compliance or misconduct.

      3. Base Compensation. During the Term, Bufalino shall receive a base salary of $56,000 per year payable in accordance with the Bank's payroll practices applicable to its others employees.


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      4.    Other Benefits.

            (a)   Bufalino will be provided membership to the Westmoreland Club.

            (b)   Bufalino will be provided use of a company car.

            (c) The Bank shall have the right to terminate Bufalino's employment without cause during the Term, in which case Bufalino shall be entitled to severance payments from the date of such termination until the earlier of (the "Severance Payment Period") of the following dates: (i) January 15, 2007;
                  (ii) the date Bufalino becomes permanently disabled (i.e., upon her failure to render service of the character which she had previously rendered to the Bank, because of her physical or mental illness or other capacity.) The payments during the Severance Payment Period shall be equal to the base annual salary Bufalino is entitled to under Section 3 hereof, pro rated in accordance with the length of the Severance Payment Period, and payable as provided in Section 3 hereof.

      5. Withholding. The Bank may withhold from any salary or benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

      6. Confidentiality and Non-Competition. All payments to Bufalino under this Agreement shall be subject to Bufalino's compliance with the provisions of this Section 6. If Bufalino fails to comply with such provisions, her right to any future payments under this Agreement shall terminate and the Bank's obligations under this Agreement to make such payments and provide such benefits shall cease.

            (a) Bufalino covenants and agrees that she will not, during the Term of her employment or at any time thereafter, except with the express prior written consent of the Bank or pursuant to the lawful order of any judicial or administrative agency of government, directly or indirectly, disclose, communicate or divulge to any person, or use for the benefit of any person, any knowledge or information with respect to the conduct or details of the Bank's business which she, acting reasonably, believes or should believe to be of a confidential nature and the disclosure of which not be in the Bank's interest.

            (b) Bufalino covenants and agrees that she will not, during the Term of her employment period and for a period of one year thereafter, except with the express written consent of the Bank, directly or indirectly, whether as an employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any person to engage in any act or action which she, acting reasonably, believes or should believe would be harmful or inimical to the interests of the Bank.

            (c) Bufalino covenants and agrees that she will not, during the Term of her employment and for a period of one year thereafter, except with the express written consent of the Bank, in any capacity (including, but not limited to, owner, partner, shareholder, consultant, agent, employee, officer, director or otherwise), directly or indirectly for her own account or for the benefit of any person, engage or participate in or otherwise be connected with any commercial bank, savings bank, credit union or commercial loan originator


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

                  (where similar or dissimilar to the foregoing) which grants loans or credit facilities to persons in Luzerne County, Pennsylvania.

            (d) The parties agree that any breach by Bufalino of any of the covenants or agreements contained in Section 6 will result in irreparable injury to the Bank for which money damages would not adequately compensate the Bank and, therefore, in the event of any such breach, the Bank shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining Bufalino and/or any person involved therein from continuing such breach. The existence of any claim or cause of action, which Bufalino may have against the Bank or any other person, shall not constitute a defense or bar to the enforcement of such covenants or agreements. In the event of the breach of Section 6(b) or section 6(c) hereof, the one year period contained therein shall be extended for the period of such breach and for the period of any litigation concerning such breach, such extended period to commence on the later of (i) the date of final court order (without further right of appeal) acknowledging the validity of such Section 6(b) or Section 6(c) or (ii) the last day of the Term.

            (e) If any portion of the covenants or agreements contained in this Section 6, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect, without regard to the invalid or unenforceable portions, to the fullest extent possible. If any covenant or agreement in this Section 6 is held unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

            (f) For purposes of this Section 6, the term "the Bank" shall include the Bank and Omega, any successor to the Bank under
                  Section 7 hereof, and all present and future direct and indirect subsidiaries and affiliates of the Bank or Omega.

      7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which will acquire, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Bank, and shall otherwise inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing in the Agreement shall preclude the Bank from consolidation or merger into or with or transferring all or substantially all of its assets to another person. In that event, such other person shall assume this Agreement and all obligations of the Bank hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the term "the Bank" as used herein, shall mean such other person and this Agreement shall continue in full force and effect.

      8. Waivers Not to be Continued. Any waiver by a party of any breach of this Agreement by another party shall not be construed as a continuing waiver or as a consent to any subsequent breach by the other party.


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      9.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (including recognized courier service) or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice:

                  A.    If to Bufalino, to:
                        Maureen Bufalino
                        41 White Tail Drive
                        Dallas, PA 18612

                  B.    If to the Bank, to:
                        Donita Koval Omega Bank
                        366 Walker Drive
                        State College, PA 16801

            And to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

      10. Jurisdiction. Bank and Bufalino hereby consent to the exclusive jurisdiction of the Courts of Common Pleas of Centre County, Pennsylvania in any and all actions arising hereunder and irrevocably consent to service of process as set forth in Section 9 hereof.

      11.   General Provisions.

            (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements between the parties. No amendment, supplement, waiver or termination (other than terminations for breach) of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced. Any written amendment, supplement, waiver or termination hereof executed by the Bank and Bufalino shall be binding upon them and upon all other persons, without the necessity of securing the consent of any other person and no person shall be deemed to be a third party beneficiary under this Agreement.

            (b) The term "person" as used in this Agreement means a natural person, joint venture, corporation, limited liability company, sole proprietorship, trust, estate, partnership, cooperative, association, non-profit organization or any other legally cognizable entity.

            (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

            (d) No failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate was a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.


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            (e)   The headings of the sections of the Agreement have been
                  inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions thereof.

            (f) This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts executed and to be performed solely in the Commonwealth of Pennsylvania. The legal principle that ambiguities are construed against the drafter of a document shall not be applicable to this document.

            (g) Nothing contained herein shall be construed to require the Bank to violate applicable law, including, but not limited to, applicable banking laws and regulations, and all obligations of the Bank under this Agreement shall be deemed to be qualified accordingly.

                                             OMEGA FINANCIAL CORPORATION


Attest:   /s/ Christina K. Marshall          By:  /s/ Donita R. Koval
        -----------------------------           --------------------------------
          Christina K. Marshall                   Donita R. Koval


Attest:   /s/ Colleen Manning                By:  /s/ Maureen Bufalino
        -----------------------------           --------------------------------
          Colleen Manning                         Maureen Bufalino


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